WidePoint Announces Year-End 2007 Results

PKI and managed services revenue increases 103%

WASHINGTON, D.C., April 7, 2008 — WidePoint Corporation (AMEX: WYY), a leading provider of advanced information technology, identity assurance and mobile telecom expense management services, today announced financial results for the fiscal year ended December 31, 2007.

The company posted revenue of approximately $14.1 million with a net loss of $0.5 million or $0.01 per basic and diluted share for the year ended December 31, 2007. These results compare to revenue of approximately $18.0 million with a net loss of $0.4 million or $0.01 per basic and diluted share for the fiscal year ended December 31, 2006.

Revenue in the company’s PKI and Managed Services segment increased by approximately 103% in 2007 to $3.6 million from $1.8 million in 2006. The increase was predominantly attributable to the continued adoption of Public Key Infrastructure (PKI) by U.S. federal government agencies and their contractors. The company anticipates revenue within this segment will continue to expand as programs within this marketplace move from small scale deployments that occurred in 2007 to more fully deployed solutions in 2008 and beyond.

Revenue in the company’s Consulting Services segment decreased by approximately 35% in 2007 to $10.6 million from $16.2 million in 2006. The decrease was predominantly attributable to several large software resales that occurred in 2006 in support of early stage consulting work associated with the launch of PKI programs in 2007. The company anticipates that revenue within this segment should continue to expand in 2008 and beyond.

Gross margins for fiscal year 2007 were approximately 25%, up from 21% in the year-ago period. The increase in gross margins was the result of a shift to higher margin services in 2007 as compared to 2006. WidePoint anticipates that gross margins should continue to expand as the PKI and Managed Services segment grows in relation to overall revenue mix.

Subsequent to the reporting period, WidePoint completed the closing of the acquisition of iSYS, LLC in January 2008, details of which can be found in the company’s Form 8-K/A No. 1 filed with the Securities and Exchange Commission on March 21, 2008. For its most recent fiscal year ended December 31, 2007, iSYS is projected to realize approximately $20 million in revenue and net income of approximately $1.4 million. Estimated proforma combined financials representing both WidePoint and iSYS reflect revenues of approximately $34 million for fiscal year 2007 and positive cash flows for the year after allowing for interest expense from the increased debt service of the credit facility used to acquire iSYS.

-MORE-

WidePoint Corporation	Page 1 of 4

WidePoint CEO Steve Komar, said, “Despite the impact of federal budgeting delays and non-recurring software resales on our 2007 consulting segment, our revenues in the PKI and managed services segment continued to improve. We remain confident in our long-term strategic positioning within the information assurance sector, further strengthened as a result of being recently named the first certified FiXs® credential issuer. We are also excited about the addition of iSYS to the WidePoint team. iSYS further expands WidePoint’s customer base and information assurance offerings while adding significant contract vehicles and proprietary technology in the emerging mobile telecom expense management sector. We are seeing strong demand for iSYS’ proprietary ITMS® mobile telecom expense management system, or TEMS, and we believe that we are extremely well-positioned to exploit our federal leadership position in this rapidly growing sector, as well as to migrate our capabilities into commercial sector markets.”

Jim McCubbin, WidePoint CFO, said, “During 2007 we made great strides in positioning the company for 2008 and beyond. We added and expanded credit facilities with Cardinal Bank allowing for our strategic purchase of iSYS in January 2008 and made investments within our PKI and managed services sector which allowed us to further strengthen and differentiate our service offerings, resulting in several strategic contract awards in the first quarter of 2008. We also expanded our presence in several large federal programs and added new teaming partners and customers that we believe will yield positive growth in 2008 and beyond.”

The company will hold a conference call at 4:30 P.M. Eastern today to discuss the year-end financial results and the company’s future activities. To participate, call 800-762-8795 any time after 4:20 p.m. Eastern. International callers should dial 480-248-5081. While in conference, if callers should experience any difficulty or require operator assistance, they can press the (*) followed by the (0) button. This will call an operator to the line.

About WidePoint
WidePoint is a leading provider of advanced information technology products and services including identity management and information assurance services, forensic informatics and wireless technology services. WidePoint has three wholly owned subsidiaries holding major contracts, Operational Research Consultants, Inc. (ORC), and iSYS, LLC, and WidePoint Illinois. WidePoint enables organizations to deploy fully compliant IT services in accordance with government-mandated regulations and advanced system requirements. For more information, visit http://www.widepoint.com.

An investment profile about WidePoint may be found at http://www.hawkassociates.com/profile/wyy.cfm.

For investor relations information regarding WidePoint, visit http://www.hawkassociates.com and http://www.americanmicrocaps.com, or contact Frank Hawkins or Cale Smith, Hawk Associates, at 305-451-1888, e-mail: info@hawkassociates.com. To receive notification of future releases via e-mail, subscribe at http://www.hawkassociates.com/about/alert/.

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk disclosed in the company’s Forms 10-K and 10-Q filed with the SEC.

-MORE-

WidePoint Corporation	Page 2 of 4

WIDEPOINT CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$1,831,991	$2,774,813
Accounts receivable	4,808,832	6,220,444
Prepaid expenses and other assets	328,539	463,369

Total current assets	6,969,362	9,458,626

Property and equipment, net	435,859	205,231
Goodwill	2,526,110	2,526,110
Intangibles, net	1,165,461	1,358,212
Other assets	167,164	56,192

Total assets	$11,263,956	$13,604,371

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	2,715,180	$4,364,747
Accrued expenses	707,886	786,842
Deferred revenue	96,674	564,594
Short-term portion of deferred rent	--	3,057
Short-term portion of capital lease obligation	118,246	45,020
Total current liabilities	3,637,986	5,764,260

Capital lease obligation, net of current portion	162,976	67,851

Total liabilities	3,800,962	5,832,111
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; 0 and 195,214 shares issued and outstanding,
respectively, liquidation value $3,416,245	--	195
Common stock, $0.001 par value; 110,000,000 shares authorized, respectively;
52,558,697 and 50,494,759 shares issued and outstanding, respectively	52,559	50,495
Stock warrants	38,666	38,666
Additional paid-in capital	60,873,273	60,667,229
Accumulated deficit	$(53,501,504)	$(52,984,325)

Total stockholders’ equity	7,462,994	7,772,260

Total liabilities, temporary equity and stockholders’ equity	$11,263,956	$13,604,371

-MORE-

WidePoint Corporation	Page 3 of 4

WIDEPOINT CORPORATION AND SUBSIDIARIES
Consolidated statements of operations

	For the Years Ended December 31,
	2007	2006
Revenues, net	$14,129,439	$17,953,209
Cost of revenues (including depreciation and amortization of
$446,387 and $428,394, respectively)	10,565,818	14,255,892

Gross profit	3,563,621	3,697,317
Sales and marketing	917,948	851,070
General and administrative	3,170,103	3,328,710
Depreciation expense	83,458	35,131

Loss from operations	(607,888)	(517,594)
Other income (expenses):
Interest income	104,248	92,669
Interest expense	(13,539)	(9,713)

Net loss before provision for income taxes	(517,179)	(434,638)

Income tax benefit	--	(83)

Net loss	(517,179)	$(434,555)

Basic and diluted net loss per share	$(0.01)	$(0.01)

Basic and diluted weighted-average shares outstanding	52,401,705	45,437,154

WidePoint Corporation	Page 4 of 4